EXHIBIT 24.1

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 23rd day of October, 2008.

Each person in so signing also makes, constitutes and appoints Li Feng and Lillian Jung, and each of them, acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE	TITLE

s/ Li Feng	Chairman and Chief Executive Officer
Li Feng	(Principal Executive Officer)

/s/ Lillian JUNG	Financial Controller (Principal Accounting Officer)
Lillian Jung

/s/ XIONG Yunbo	Chief Operating Officer
Xiong Yunbo

/s/ WONG Chiyuen	Non-Executive Director
Wong Chiyuen

/s/ DING Baoyu	Non-Executive Director
Ding Baoyu

/s/ YUNG Ying Wai, William	Non-Executive Director
Yung Ying Wai, William

/s/Michael Wainstein	Non-Executive Director
Michael Wainstein

/s/ Donald J. Puglisi	Authorized U.S. Representative
Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates